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[STRADLEY RONON STEVENS & YOUNG, LLP LETTERHEAD]


Direct Dial:
(215) 564-8115

                                 July 24, 1997

Summit Investment Trust
3435 Stelzer Road
Columbus, OH  43219-3035

Gentlemen:

         You have informed us that, in accordance with Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), Summit Investment Trust, a Massachusetts business trust (the "Trust"), intends to file a Rule 24f-2 Notice with the United States Securities and Exchange Commission (the "SEC"), setting forth, among other things, that for the Trust's fiscal year ended May 31, 1997, the Trust, having elected to register an indefinite number of shares of its common stock, sold 1,159,849 shares of the Trust, under Rule 24f-2, and making definite the number of shares of common stock registered under the Securities Act of 1933 (the "1933 Act") for such period. You have also informed us that all such shares were issued in accordance with the provisions relating thereto in the registration statement filed by the Trust under the 1933 and 1940 Acts.

         We have acted as legal counsel to the Trust during the period of time referred to above and, as such, have reviewed the Agreement and Declaration of Trust of the Trust; its Bylaws; the registration statement the Trust has filed with the SEC under the 1940 and 1933 Acts, and such minutes of the corporate proceedings and other documents as we deem material to our opinion.


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Summit Investment Trust
July 24, 1997
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         Based on the foregoing, we are of the opinion that the 733,390 shares of the Trust, sold under such Rule during the Trust's fiscal year ended May 31, 1997, were fully-paid, non-assessable and legally issued shares of common stock of the Trust.

         We hereby consent to the filing of this opinion with the SEC as an exhibit or accompaniment to the aforementioned Rule 24f-2 Notice, as an exhibit to the Trust's amendment to its registration statement under the 1933 Act, and to any reference to us in the prospectus of the Trust as legal counsel who has passed upon the legality of the offering of such shares of common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdiction in which such shares of common stock are offered for sale.

                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                                         By: /s/ BRUCE G. LETO
                                            --------------------------
                                            Bruce G. Leto
                                            Partner